EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lynn B. Fuller and Bryan R. McKeag, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 for registration of shares of Heartland Financial USA, Inc. common stock and preferred stock to be issued in connection with a merger of CIC Bancshares, Inc. with and into Heartland Financial USA, Inc., and any and all amendments to such Registration Statements, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Lynn B. Fuller	Chairman of the Board, Chief Executive Officer and Director(principal executive officer)	November 25, 2015
Lynn B. Fuller

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer and accounting officer)	November 30, 2015
Bryan R. McKeag

/s/ James F. Conlan	Director	November 28, 2015
James F. Conlan

/s/ John W. Cox, Jr.	Director	November 30, 2015
John W. Cox, Jr.

/s/ Mark C. Falb	Director	November 25, 2015
Mark C. Falb

/s/ Thomas L. Flynn	Director	November 24, 2015
Thomas L. Flynn

/s/ R. Michael McCoy	Director	November 24, 2015
R. Michael McCoy

/s/ Kurt M. Saylor	Director	November 28, 2015
Kurt M. Saylor

/s/ John K. Schmidt	Director	November 24, 2015
John K. Schmidt

/s/ Duane E. White	Director	November 25, 2015
Duane E. White